Exhibit 99.1

Concho Resources Inc. Reports Second Quarter 2016 Results

MIDLAND, Texas--(BUSINESS WIRE)--August 2, 2016--Concho Resources Inc. (NYSE: CXO) (the “Company” or “Concho”) today reported financial and operating results for the second quarter of 2016.

Second-Quarter 2016 Highlights

  Delivered quarterly production of 13.2 million Boe, or 145.2 MBoepd, exceeding the high end of the Company’s guidance.
  Raised full-year 2016 production outlook to a range of 0% to 2% annual growth and maintained capital expenditure outlook.
  Reduced per-unit lease operating expense by 20% year-over-year and quarter-over-quarter and lowered full-year 2016 guidance for per-unit lease operating expense.
  Reported a net loss of $265.7 million, or $2.04 per diluted share. Net income totaled $33.9 million, or $0.26 per diluted share, on an adjusted basis (non-GAAP).
  Generated $413.6 million of EBITDAX (non-GAAP).

See “Supplemental Non-GAAP Financial Measures” at the end of this press release for a description of non-GAAP measures adjusted net income, adjusted earnings per share and EBITDAX and a reconciliation of these measures to the associated GAAP measure.

Tim Leach, Chairman, Chief Executive Officer and President, commented, “We continue to execute a disciplined strategy that is focused on improving capital productivity while extending our track record of solid operational performance. The second quarter exceeded expectations both operationally and financially. Production surpassed the high-end of our guidance range, and for the fourth straight quarter our capital spending was funded within cash flow. Our updated 2016 outlook for annual production growth and lower cash operating expenses reflects the quality of our assets and our efforts to pursue sustainable efficiencies that enhance full-cycle returns. The momentum we are generating combined with the scale of our core assets in the Permian Basin reinforces our 2017 outlook for double-digit production growth while continuing to balance capital and cash flow.”

Second-Quarter 2016 Operations Summary

Production for the second quarter of 2016 was 13.2 million barrels of oil equivalent (MMBoe), or an average of 145.2 thousand Boe per day (MBoepd), an increase of 4% from the first quarter of 2016 and above the high end of the Company’s guidance. Second-quarter 2016 production was comprised of 62% oil and 38% natural gas.

During the second quarter of 2016, Concho averaged 13 rigs, compared to 10 rigs in the first quarter of 2016. Concho started drilling or participating in a total of 55 gross wells (48 operated wells) and completed 55 gross wells during the second quarter of 2016. The table below summarizes the Company’s drilling activity by core area for the second quarter of 2016.

	Number of Wells Drilled (Gross)	Number of Operated Wells Drilled (Gross)	Number of Wells Completed (Gross)
Delaware Basin	28	24	35
Midland Basin	16	13	10
New Mexico Shelf	11	11	10
Total	55	48	55

Percent Horizontal	98%	100%	96%

Delaware Basin

Production from horizontal wells in the Delaware Basin totaled 88.5 MBoepd in the second quarter of 2016, up 8% over the second quarter of 2015. During the second quarter of 2016, Concho drilled 28 gross wells in the Delaware Basin, including 12 wells in the Wolfcamp, nine wells in the Bone Spring Sands and seven wells in the Avalon Shale.

Concho added 24 new horizontal wells in the northern Delaware Basin with at least 30 days of production as of the end of the second quarter of 2016. The average peak 30-day and 24-hour rates for these wells were 1,100 Boe per day (Boepd) (73% oil) and 1,470 Boepd, respectively. The average lateral length for these wells was 4,879 feet. The oil-rich Avalon Shale in Lea County, New Mexico, continues to be a key focus. The Company’s Avalon Shale program to date has delineated the multi-zone potential, with production data indicating that the upper and lower zones are distinct targets, which has positive implications for the development outlook of the play.

Concho added four new horizontal wells in the southern Delaware Basin with at least 30 days of production as of the end of the second quarter of 2016. The average peak 30-day and 24-hour rates for these wells were 1,284 Boepd (77% oil) and 1,772 Boepd, respectively. The average lateral length for these wells was 5,360 feet. To date, the Company has focused on developing the Wolfcamp zone in the southern Delaware Basin. During the second quarter of 2016, the Company achieved strong results from a 3rd Bone Spring Sand delineation well in its North Harpoon area. The Company plans to complete additional 3rd Bone Spring Sand wells during the second half of 2016.

The Company currently has eight horizontal rigs in the Delaware Basin, with four horizontal rigs in the northern Delaware Basin and four horizontal rigs in the southern Delaware Basin.

Midland Basin

Concho added nine new horizontal wells in the Midland Basin with at least 30 days of production as of the end of the second quarter of 2016. The average peak 30-day and 24-hour rates for these wells were 629 Boepd (85% oil) and 925 Boepd, respectively. The Company commenced drilling operations on these wells in 2015, and the average lateral length was 6,193 feet; however, the Company plans to drill substantially all wells to approximately 10,000 feet in lateral length during 2016. The average lateral length for the 13 gross operated wells drilled in the Midland Basin during the second quarter of 2016 was approximately 10,000 feet.

During the first half of 2016, the Company tested completion designs utilizing various sand concentrations. Well results disclosed during the first quarter of 2016 reflected larger stimulations with high sand concentrations, while the nine new horizontal wells added during the second quarter of 2016 utilized smaller completion designs. The experimentation in the first half of 2016 provides important data that facilitates the transition to development mode in the Midland Basin. The Company anticipates future wells will be completed with higher proppant concentrations to maximize recovery from multiple targets. Two wells in Upton County were recently turned to sales, both of which were completed with higher proppant concentrations, with an average peak 30-day and 24-hour rate of 1,070 Boepd (85% oil) and 1,420 Boepd, respectively. In addition, the Company is currently completing an eight-well test, with four wells targeting the Lower Spraberry and four wells targeting the Wolfcamp B.

The Company currently has six horizontal rigs in the Midland Basin.

New Mexico Shelf

In the New Mexico Shelf, Concho added four new horizontal wells with at least 30 days of production as of the end of the second quarter of 2016. The average peak 30-day and 24-hour rates for these wells were 472 Boepd (82% oil) and 592 Boepd, respectively. The average lateral length for these wells was 4,655 feet. The wells added during the second quarter of 2016 mark the second-consecutive record for peak rates achieved in the play. Although the Company has moderated activity in the area, the Company continues to advance horizontal development in the New Mexico Shelf and has been able to maintain stable production from year-end 2015 levels.

The Company currently has two horizontal rigs in the New Mexico Shelf.

Second-Quarter 2016 Financial Summary

Concho’s average realized price for oil and natural gas for the second quarter of 2016, excluding the effect of commodity derivatives, was $30.00 per Boe, compared with $40.07 per Boe for the second quarter of 2015.

Net loss for the second quarter of 2016 was $265.7 million, or $2.04 per diluted share, compared to net loss of $120.5 million, or $1.02 per diluted share, for the second quarter of 2015. Adjusted net income (non-GAAP), which excludes non-cash and unusual items, for the second quarter of 2016 was $33.9 million, or $0.26 per diluted share, compared with adjusted net income (non-GAAP) of $45.5 million, or $0.38 per diluted share, for the second quarter of 2015.

EBITDAX (non-GAAP) for the second quarter of 2016 totaled $413.6 million, compared to $457.8 million for the second quarter of 2015.

Cash flows generated from operating activities for the six months ended June 30, 2016, totaled $249.8 million, compared with $488.9 million for the same period last year. Cash flows from operating activities and net settlements received from derivatives were $676.5 million for the six months ended June 30, 2016, as compared to $768.3 million for the same period last year.

See “Supplemental Non-GAAP Financial Measures” at the end of this press release for a description of non-GAAP measures adjusted net income, adjusted earnings per share and EBITDAX and a reconciliation of these measures to the associated GAAP measures.

Credit Facility and Liquidity Update

At June 30, 2016, Concho had cash of approximately $0.5 billion and long-term debt of $3.3 billion. Concho currently has no outstanding borrowings on its credit facility, providing the Company with total liquidity of approximately $3.0 billion.

Commodity Derivatives Update

The Company enters into commodity derivatives to manage its exposure to commodity price fluctuations. For the remainder of 2016, Concho has crude oil swap contracts covering approximately 57.1 MBopd at a weighted average price of $67.08 per Bbl. Please see the table under “Derivatives Information” below for detailed information about the Company’s current derivatives positions.

Outlook

For the third quarter of 2016, Concho expects production to average between 144 MBoepd and 148 MBoepd. In addition, Concho updated its full-year 2016 outlook for certain items. The following table summarizes the Company’s current guidance for those items, as compared to the Company’s prior guidance.

Full Year 2016
	Prior	Current
Production growth	0%	0% - 2%
Lease operating expense and workover costs (per Boe)	$7.25 - $7.75	$6.50 - $7.00
Cash G&A (per Boe)	$3.10 - $3.50	$3.00 - $3.30
Non-cash stock-based compensation (per Boe)	$1.35 - $1.45	$1.10 - $1.30

Conference Call

Concho will discuss second quarter 2016 results on a conference call tomorrow, August 3, 2016, at 8:30 AM CT (9:30 AM ET). The telephone number and passcode to access the conference call are provided below:

Dial-in: (855) 445-9894
Intl. dial-in: (330) 863-3281
Participant Passcode: 37937190

To access the live webcast and view the related earnings presentation, visit Concho’s website at www.concho.com. The replay will also be available on the Company’s website under the “Investors” section.

Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in the Permian Basin of southeast New Mexico and west Texas. For more information, visit the Company’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future financial position, operations, performance, business strategy, oil and natural gas reserves, drilling program, capital expenditure budget, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal” or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors discussed or referenced in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q; risks relating to declines in the prices the Company receives, or sustained depressed prices the Company receives, for its oil and natural gas; uncertainties about the estimated quantities of oil and natural gas reserves; drilling and operating risks; the adequacy of the Company’s capital resources and liquidity including, but not limited to, access to additional borrowing capacity under its credit facility; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing and the export of oil and natural gas; the impact of potential changes in the Company’s credit ratings; environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of the Company’s operations in the Permian Basin of southeast New Mexico and west Texas; disruptions to, capacity constraints in or other limitations on the pipeline systems that deliver the Company’s oil, natural gas liquids and natural gas and other processing and transportation considerations; the costs and availability of equipment, resources, services and personnel required to perform the Company’s drilling and operating activities; potential financial losses or earnings reductions from the Company’s commodity price risk-management program; risks and liabilities associated with acquired properties or businesses; uncertainties about the Company’s ability to successfully execute its business and financial plans and strategies; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; general economic and business conditions, either internationally or domestically; competition in the oil and natural gas industry; uncertainty concerning the Company’s assumed or possible future results of operations; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

	June 30,	December 31,
(in thousands, except share and per share amounts)	2016	2015
Assets
Current assets:
Cash and cash equivalents	$481,230	$228,550
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	200,234	203,972
Joint operations and other	163,354	190,608
Derivative instruments	230,779	652,498
Prepaid costs and other	36,393	38,922
Total current assets	1,111,990	1,314,550
Property and equipment:
Oil and natural gas properties, successful efforts method	16,490,330	15,846,307
Accumulated depletion and depreciation	(7,107,852)	(5,047,810)
Total oil and natural gas properties, net	9,382,478	10,798,497
Other property and equipment, net	183,966	178,450
Total property and equipment, net	9,566,444	10,976,947
Deferred loan costs, net	13,247	15,585
Intangible asset - operating rights, net	24,963	25,693
Inventory	16,293	19,118
Noncurrent derivative instruments	-	167,038
Other assets	168,680	122,945
Total assets	$10,901,617	$12,641,876
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$20,172	$13,200
Revenue payable	109,204	169,787
Accrued and prepaid drilling costs	279,362	228,523
Derivative instruments	412	-
Other current liabilities	166,440	184,910
Total current liabilities	575,590	596,420
Long-term debt	3,333,532	3,332,188
Deferred income taxes	890,324	1,630,373
Noncurrent derivative instruments	54,362	-
Asset retirement obligations and other long-term liabilities	144,103	140,344
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 132,240,074 and
129,444,042 shares issued at June 30, 2016 and December 31, 2015, respectively	132	129
Additional paid-in capital	4,887,420	4,628,390
Retained earnings	1,059,476	2,345,641
Treasury stock, at cost; 427,844 and 306,061 shares at June 30, 2016 and
December 31, 2015, respectively	(43,322)	(31,609)
Total stockholders’ equity	5,903,706	6,942,551
Total liabilities and stockholders’ equity	$10,901,617	$12,641,876

Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Operating revenues:
Oil sales	$339,133	$470,890	$581,287	$820,474
Natural gas sales	57,166	66,535	98,576	130,473
Total operating revenues	396,299	537,425	679,863	950,947
Operating costs and expenses:
Oil and natural gas production	110,224	142,265	225,181	267,800
Exploration and abandonments	21,274	12,020	44,134	17,775
Depreciation, depletion and amortization	280,966	304,802	591,048	572,007
Accretion of discount on asset retirement obligations	1,745	2,047	3,457	4,041
Impairments of long-lived assets	-	-	1,524,645	-
General and administrative (including non-cash stock-based compensation of
$12,451 and $15,450 for the three months ended June 30, 2016 and
2015, respectively, and $28,473 and $30,945 for the six months ended
June 30, 2016 and 2015, respectively)	53,357	60,923	107,152	119,724
Loss on derivatives	296,694	147,399	216,852	32,059
(Gain) loss on disposition of assets, net	1,137	1,581	(109,929)	1,620
Total operating costs and expenses	765,397	671,037	2,602,540	1,015,026
Loss from operations	(369,098)	(133,612)	(1,922,677)	(64,079)
Other income (expense):
Interest expense	(54,502)	(53,482)	(108,640)	(107,051)
Other, net	(334)	(4,097)	(6,869)	(8,399)
Total other expense	(54,836)	(57,579)	(115,509)	(115,450)
Loss before income taxes	(423,934)	(191,191)	(2,038,186)	(179,529)
Income tax benefit	158,249	70,708	752,021	66,558
Net loss	$(265,685)	$(120,483)	$(1,286,165)	$(112,971)
Earnings per share:
Basic net loss	$(2.04)	$(1.02)	$(9.94)	$(0.97)
Diluted net loss	$(2.04)	$(1.02)	$(9.94)	$(0.97)

Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Six Months Ended
	June 30,
(in thousands)	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,286,165)	$(112,971)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	591,048	572,007
Accretion of discount on asset retirement obligations	3,457	4,041
Impairments of long-lived assets	1,524,645	-
Exploration and abandonments, including dry holes	38,550	12,352
Non-cash stock-based compensation expense	28,473	30,945
Deferred income taxes	(740,049)	(95,268)
(Gain) loss on disposition of assets, net	(109,929)	1,620
Loss on derivatives	216,852	32,059
Other non-cash items	8,832	5,298
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	59,723	55,870
Prepaid costs and other	(7,886)	(2,098)
Inventory	2,508	(1,935)
Accounts payable	6,956	23,339
Revenue payable	(58,980)	(35,556)
Other current liabilities	(28,210)	(769)
Net cash provided by operating activities	249,825	488,934
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(650,889)	(1,492,547)
Additions to property, equipment and other assets	(15,795)	(26,146)
Proceeds from the disposition of assets	294,341	96
Contributions to equity method investments	(39,500)	(45,000)
Net settlements received from derivatives	426,679	279,408
Net cash provided by (used in) investing activities	14,836	(1,284,189)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	-	1,097,400
Payments of debt	-	(1,030,900)
Exercise of stock options	424	58
Excess tax benefit (deficiency) from stock-based compensation	(692)	2,221
Net proceeds from issuance of common stock	-	741,509
Purchase of treasury stock	(11,713)	(4,403)
Decrease in bank overdrafts	-	(10,371)
Net cash provided by (used in) financing activities	(11,981)	795,514
Net increase in cash and cash equivalents	252,680	259
Cash and cash equivalents at beginning of period	228,550	21
Cash and cash equivalents at end of period	$481,230	$280
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for a business combination	$230,828	$-

Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Production and operating data:
Net production volumes:
Oil (MBbl)	8,137	9,031	16,237	17,097
Natural gas (MMcf)	30,434	26,283	57,991	49,268
Total (MBoe)	13,209	13,412	25,902	25,308

Average daily production volumes:
Oil (Bbl)	89,418	99,242	89,214	94,459
Natural gas (Mcf)	334,440	288,824	318,632	272,199
Total (Boe)	145,158	147,379	142,319	139,826

Average prices per unit:
Oil, without derivatives (Bbl)	$41.68	$52.14	$35.80	$47.99
Oil, with derivatives (Bbl) (a)	$61.46	$63.56	$61.18	$63.39
Natural gas, without derivatives (Mcf)	$1.88	$2.53	$1.70	$2.65
Natural gas, with derivatives (Mcf) (a)	$2.13	$2.88	$1.95	$2.97
Total, without derivatives (Boe)	$30.00	$40.07	$26.25	$37.57
Total, with derivatives (Boe) (a)	$42.78	$48.44	$42.72	$48.62

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$5.83	$7.30	$6.54	$7.46
Oil and natural gas taxes	$2.51	$3.30	$2.15	$3.12
Depreciation, depletion and amortization	$21.27	$22.72	$22.82	$22.60
General and administrative	$4.04	$4.54	$4.14	$4.73

(a)	Includes the effect of net cash receipts from derivatives:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2016	2015	2016	2015

	Net cash receipts from derivatives:
Oil derivatives	$160,968	$103,129	$412,095	$263,315
Natural gas derivatives	7,781	9,123	14,584	16,093
Total	$168,749	$112,252	$426,679	$279,408

	The presentation of average prices with derivatives is a result of including the net cash receipts from commodity derivatives that are presented in our statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2016	2015	2016	2015

Property acquisition costs:
Proved	$3,757	$2,243	$256,109	$2,243
Unproved	18,767	18,037	157,407	34,050
Exploration	165,850	343,051	336,422	772,220
Development	107,039	221,410	190,143	523,154
Total costs incurred for oil and natural gas properties	$295,413	$584,741	$940,081	$1,331,667

Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at August 2, 2016, for the periods indicated:

		2016
		Third Quarter	Fourth Quarter	Total	2017	2018

Oil Swaps: (a)
	Volume (Bbl)	5,460,000	5,054,000	10,514,000	19,110,000	9,240,000
	Price per Bbl	$74.21	$59.38	$67.08	$55.36	$48.81

Oil Basis Swaps: (b)
	Volume (Bbl)	5,520,000	5,060,000	10,580,000	17,561,000	-
	Price per Bbl	$(1.46)	$(1.48)	$(1.47)	$(0.82)	$-

Natural Gas Swaps: (c)
	Volume (MMBtu)	7,360,000	7,360,000	14,720,000	45,217,398	-
	Price per MMBtu	$3.02	$3.02	$3.02	$3.02	$-

(a)	The index prices for the oil contracts are based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) monthly average futures price.

(b)	The basis differential price is between Midland – WTI and Cushing – WTI.
(c)	The index prices for the natural gas price swaps are based on the NYMEX – Henry Hub last trading day futures price.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.

Reconciliation of Net Loss to Adjusted Net Income and Adjusted Earnings per Share

The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and unusual items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net loss to adjusted net income (non-GAAP) for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Net loss - as reported	$(265,685)	$(120,483)	$(1,286,165)	$(112,971)

Adjustments for certain non-cash and unusual items:
Loss on derivatives	296,694	147,399	216,852	32,059
Net cash receipts from derivatives	168,749	112,252	426,679	279,408
Impairments of long-lived assets	-	-	1,524,645	-
Leasehold abandonments	11,197	1,444	31,849	3,363
(Gain) loss on disposition of assets and other	483	1,581	(109,018)	1,620
Tax impact	(177,490)	(94,826)	(777,855)	(114,238)
Change in statutory effective income tax rates	-	(1,826)	-	(1,826)
Adjusted net income	$33,948	$45,541	$26,987	$87,415

Adjusted earnings per share:
Basic net income	$0.26	$0.38	$0.21	$0.74
Diluted net income	$0.26	$0.38	$0.21	$0.74

Reconciliation of Net Loss to EBITDAX

EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund exploration and development activities.

The Company defines EBITDAX as net loss, plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) loss on derivatives, (7) net cash receipts from derivatives, (8) (gain) loss on disposition of assets, net, (9) interest expense and (10) federal and state income taxes. EBITDAX is not a measure of net loss or cash flows as determined by GAAP.

The Company’s EBITDAX measure provides additional information which may be used to better understand the Company’s operations. EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net loss as an indicator of operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable assets, none of which are components of EBITDAX. EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of the GAAP measure of net loss to EBITDAX (non-GAAP) for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2016	2015	2016	2015

Net loss	$(265,685)	$(120,483)	$(1,286,165)	$(112,971)
Exploration and abandonments	21,274	12,020	44,134	17,775
Depreciation, depletion and amortization	280,966	304,802	591,048	572,007
Accretion of discount on asset retirement obligations	1,745	2,047	3,457	4,041
Impairments of long-lived assets	-	-	1,524,645	-
Non-cash stock-based compensation	12,451	15,450	28,473	30,945
Loss on derivatives	296,694	147,399	216,852	32,059
Net cash receipts from derivatives	168,749	112,252	426,679	279,408
(Gain) loss on disposition of assets, net	1,137	1,581	(109,929)	1,620
Interest expense	54,502	53,482	108,640	107,051
Income tax benefit	(158,249)	(70,708)	(752,021)	(66,558)
EBITDAX	$413,584	$457,842	$795,813	$865,377

CONTACT:
Concho Resources Inc.
Megan P. Hays, 432-685-2533
Director of Investor Relations
or
Mary Tennant, 432-221-0477
Senior Financial Analyst